INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of _         __, 2011, by and between Kraton Performance Polymers, Inc., a Delaware corporation (the “Company”), and _____________ (“Indemnitee”).

RECITALS

WHEREAS, it is essential that the Company retain and attract as directors, officers and key employees the most capable persons available;

WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

WHEREAS, Indemnitee is (or is being elected as) a director, officer and/or key employee of the Company and in that capacity is (or will be) performing a valuable service for the Company;

WHEREAS, Indemnitee does not regard the current protection in place as adequate under the present circumstances, and may not be willing to serve as an key employee, officer or director (as applicable) without additional protection, and the Company desires Indemnitee to serve in such capacity; and

WHEREAS, the Company's Certificate of Incorporation (the “Charter”) and Bylaws (the “Bylaws”) contain provisions that require the Company to indemnify its directors and officers from and against liabilities and expenses they incur in their capacities as such, and the Bylaws and Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provide that they are not exclusive of any other rights to indemnification and advancement of expenses.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

AGREEMENT

1.           Indemnification.

(a)           Third Party Actions.  The Company (for itself and its direct and indirect subsidiaries, including, without limitation, Kraton Polymers LLC) shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 1(a) if Indemnitee was or is a party or is threatened to be made a party to, or is otherwise involved in (including as a witness) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than Proceeding by or in the right of the Company), by reason of the fact that Indemnitee is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines, liabilities and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any appeal therefrom if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful. For all purposes of this Agreement, the term “the Company” shall, as the context reasonably requires, include Kraton Performance Polymers, Inc. and all of its direct and indirect subsidiaries, including, without limitation, Kraton Polymers LLC, and the indemnities and protections set forth in this Agreement shall also apply to any applicable action(s) hereunder that the Indemnitee has undertaken or may undertake on behalf of any such direct or indirect subsidiary of the Company.

(b)           Actions by or in the Right of the Company.  The Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 1(b) if Indemnitee was or is a party or is threatened to be made a party to, or is otherwise involved in (including as a witness) any Proceeding by or in the right of the Company to procure a judgment in its favor, by reason of the fact that Indemnitee is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines, liabilities and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any appeal therefrom if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; except that, (1) such indemnification shall be limited to expenses (including attorney’s fees) actually and reasonably incurred by Indemnitee in the defense or settlement of such Proceeding and any appeal therefrom, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine on application that, despite the adjudication of liability but in view of all the circumstances of the case, such Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

(c)           Mandatory Payment of Expenses.  To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Subsections (a) and (b) of this Section 1 or in defense of any claim, issue or matter therein (including any Proceeding by the Company to recover advanced expenses), Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnitee in connection therewith to the fullest extent permitted by Delaware law.

(d)           Determination of Conduct.  Any indemnification of Indemnitee under Subsections (a) and (b) of this Section 1 (unless ordered by a court) shall be made by the Company upon a determination that the indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Subsections (a) and (b) of this Section 1.  Such determination shall be made (1) by a majority vote of the directors of the Company who are not parties to such Proceeding (“Disinterested Directors”), even though less than a quorum, or (2) by a committee of such Disinterested Directors designated by majority vote of such Disinterested Directors, or (3) if there is no such Disinterested Directors, or if such Disinterested Directors so direct, by Independent Counsel in a written opinion, or (4) by the stockholders.  Notwithstanding the foregoing, Indemnitee shall be entitled to contest any determination as to Indemnitee’s standard of conduct set forth in Subsections (a) and (b) of this Section 1 by petitioning the Delaware Court of Chancery.

For purposes of this Agreement, “Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(e)           Selection of Independent Counsel.  If the determination that the indemnification of Indemnitee is proper is to be made by Independent Counsel pursuant to Subsection (d) of this Section 1, Independent Counsel shall be selected jointly by Indemnitee and the Company.  In the event Indemnitee and the Company cannot agree on the selection of Independent Counsel, either party may petition the Delaware Court of Chancery to resolve the issue or to make its own provisions for the selection of Independent Counsel.  The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred in connection with acting pursuant to Section 1(d) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Subsection (e), regardless of the manner in which Independent Counsel was selected or appointed.

2.           Expenses; Indemnification Procedure.

(a)           Advancement of Expenses.  Expenses (including attorney’s fees) incurred by Indemnitee in defending any Proceeding, if Indemnitee reasonably believes that he is entitled to indemnification pursuant to Subsection (a) or (b) of Section 1 hereof, shall be paid by the Company in advance of the final disposition of such Proceeding; provided that such advancement of expenses (including attorney’s fees) incurred by Indemnitee shall only be made upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined by a final non-appealable judicial decision that such person is not entitled to be indemnified by the Company as provided in this Agreement (the “Undertaking”).  Such advancement of expenses (including attorney’s fees) shall be unsecured and interest free.

(b)           Notice and Cooperation by Indemnitee.  Indemnitee shall give the Company a notice in writing as soon as practicable of any Proceeding involving Indemnitee as a party or a participant (as a witness or otherwise) for which indemnification will or could be sought under this Agreement.  Any request for indemnification or advancement of expenses (including attorney’s fees) by Indemnitee shall be made in writing to the Company.  Such written request(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion.  In addition, Indemnitee shall cooperate with, and provide such information to, the Company as it may reasonably require and as shall be within Indemnitee’s power.  Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proving that Indemnitee is not entitled to be indemnified.  The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.

(c)           Procedure.  Any indemnification and advancement of expenses determined proper in accordance with Sections 1 or 2 hereof shall be made promptly, and in any event no later than thirty (30) days, upon the receipt of written request of Indemnitee.  If a determination by the Company that Indemnitee is entitled to indemnification pursuant to Section 1(d) is required, and the Company fails to respond within thirty (30) days to a written request for indemnity, the Company shall be deemed to have approved such request.  If the Company denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such written request is not made within thirty (30) days, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 12 hereof, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) in connection with such action.  It shall be a defense to any such proceeding (other than an action brought to enforce a claim for advancement of expenses under Subsection (a) of this Section 2, where the Undertaking has been received by the Company) that Indemnitee has not met the applicable standard of conduct set forth in Sections 1(a) and 1(b), but the burden of proving such defense shall be on the Company.  Neither the failure of the Company, including the Company’s Board of Directors (the “Board”), Disinterested Directors, Independent Counsel and stockholders, to have made a determination pursuant to Section 1(d) prior to the commencement of such action, nor the fact that there has been an actual determination by the Company, including the Board, Disinterested Directors, Independent Counsel and stockholders, pursuant to Section 1(d) that Indemnitee has not met the applicable standard of conduct set forth in Sections 1(a) and 1(b), shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct set forth in Sections 1(a) and 1(b).  For purposes of any determination of whether Indemnitee has met the applicable standard of conduct set forth in Sections 1(a) and 1(b), Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the Company or the directors and officers of the Company in the course of their duties, or on the advice of legal counsel for the Company, the Board, any committee of the Board or any director, or on information or records given or reports made to the Company, the Board, any committee of the Board or any director by an independent certified public accountant, an appraiser or other expert selected with reasonable care by the Company, the Board, any committee of the Board or any director, provided that the foregoing shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in Sections 1(a) and 1(b).

(d)           Assumption of Defense.  In the event the Company shall be obligated under Section 2(a) hereof to pay the expenses of any Proceeding involving Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee (such approval not to be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided that (i) Indemnitee shall have the right to employ his or her counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B)  Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.  Under no circumstance shall the Company settle any Proceeding (in whole or in part) if such settlement would impose any expense, judgment, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

3.           Additional Indemnification Rights; Nonexclusivity.

(a)           Additional Indemnification Rights.  Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee against any expenses (including attorneys’ fees), judgments, fines, liabilities and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee or on his or her behalf in relation to or in connection with Indemnitee acting as a director, officer, employee or agent of the Company, or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company, or by reason of any action alleged to have been taken or omitted in such capacity, to the fullest extent permitted by DGCL and other applicable laws, notwithstanding the fact that such indemnification is not specifically authorized by the other provisions of this Agreement, the Charter or the Bylaws.  In the event of any change in DGCL or any applicable law which narrows the right of a Delaware corporation to indemnify Indemnitee, such changes, to the extent not otherwise required by such law to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)           Nonexclusivity.  The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may otherwise be entitled under the Charter, the Bylaws, any agreement, any vote of stockholders or Disinterested Directors, DGCL or other applicable laws.

4.           Partial Indemnification; Contribution in the Event of Joint Liability.

(a)           Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with any Proceeding, but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

(b)           Contribution in the Event of Joint Liability.  Whether or not Indemnitee is entitled under any provision of this Agreement to indemnification by the Company, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee.  Further, the Company shall indemnify, hold harmless and exonerate Indemnitee from any claims of contribution brought by officers, directors or employees of the Company other than Indemnitee who is jointly liable with Indemnitee.  If, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in such Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall indemnify, hold harmless and exonerate Indemnitee for such amount Indemnitee paid.  The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

5.           Exclusions.  Notwithstanding any provision in this Agreement, the Company shall not be obligated to indemnify, hold harmless, exonerate or advance expenses (including attorney’s fees) to Indemnitee pursuant to the terms of this Agreement:

(a)           in connection with any claim made against Indemnitee for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity provision or otherwise;

(b)           in connection with any claim made against Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c)           in connection with any Proceeding (or part thereof) initiated by Indemnitee, unless the Proceeding (or part thereof) has been authorized in advance by the Board (other than Proceedings initiated by Indemnitee to enforce a right to indemnification or advancement of expenses).

6.           Officer and Director Liability Insurance.  The Company shall purchase and maintain a policy or policies of insurance with reputable insurance companies on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such (“D&O Insurance”), whether or not the Company would have the power to indemnify him or her against such liability under this Agreement.  If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has D&O Insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

7.           Severability.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to take or not take any act in violation of any applicable law.  The Company shall not be in breach of this Agreement if, pursuant to court order, it is prohibited from performing its obligations hereunder.  The provisions of this Agreement shall be severable as provided in this Section 7.  If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by DGCL and other applicable laws, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

8.           Construction of Certain Phrases.  For purposes of this Agreement, references to the “Company” shall include any constituent corporation (including any constituent of a constituent) absorbed by purchase, consolidation, merger or otherwise which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of such constituent corporation, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

9.           Duration of Agreement.  This Agreement shall be deemed to be effective as of the commencement date of Indemnitee’s service as a director, officer, employee or agent of the Company, or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company, and shall continue thereafter so long as Indemnitee may be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 1(d) of this Agreement) by reason of his or her service as a director, officer, employee or agent of the Company, or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

10.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same Agreement.

11.           Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

12.           Attorneys’ Fees. In the event that any action, suit or proceeding is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses (including attorneys’ fees), incurred by Indemnitee with respect to such action, unless as a part of such action, suit or proceeding the court of competent jurisdiction determines that each material assertion made by Indemnitee as a basis for such action, suit or proceeding was not made in good faith or was frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses (including attorneys’ fees) incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court of competent jurisdiction determines that each material defense asserted by Indemnitee was not made in good faith or was frivolous.

13.           Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(a)           If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(b)           If to the Company to:

Kraton Performance Polymers, Inc.
Legal Department
15710 John F. Kennedy Blvd.
Suite 300
Houston, TX 77032

14.           Consent to Jurisdiction; Remedies of Indemnitee.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action, suit or proceeding which arises out of or relates to this Agreement and agree that any action, suit or proceeding instituted under this Agreement shall be brought only in the state courts of the State of Delaware.  Any action, suit or proceeding brought by Indemnitee against the Company as set forth in Section 2(c) to determine whether Indemnitee is entitled to indemnification under this Agreement shall be conducted in all respects as a de novo trial on the merits, and the Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate that the Company is bound by all of the provisions of this Agreement.

15.           Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware.

16.           Modification.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof; provided, however, that notwithstanding any other provision of this Agreement, including, without limitation, Section 5(a), nothing herein shall be deemed to amend, modify or supersede the provisions of (i) that certain Letter Agreement dated as of September 21, 2009 by and among J. P. Morgan Partners (BHCA), L.P. and the Company (fka Polymer Holdings LLC) together with certain of its affiliated entities as to “Advancement and Indemnification Rights” (the “BHCA Letter Agreement”) and (ii) that certain Letter Agreement dated as of September 21, 2009 by and among TPG Capital, L.P. and the Company (fka Polymer Holdings LLC) together with certain of its affiliated entities as to “Advancement and Indemnification Rights” (the TPG Letter Agreement,” and together with the BHCA Letter Agreement, the “Letter Agreements”), which Letter Agreements shall remain in full force and effect.  All prior negotiations, agreements and understandings between the parties with respect hereto are superseded hereby.  This Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KRATON PERFORMANCE POLYMERS, INC.
By:
Name:
Title:

Agreed and accepted as of the date hereof:

INDEMNITEE

By:_________________________________

____________________________________
____________________________________
____________________________________
(address)